UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2019

Industrial Property Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 11, 2019, Industrial Property Trust Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 177,998,231 shares of common stock issued and outstanding as of September 23, 2019, the record date for the Annual Meeting, 162,036,521 shares (91.0%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders considered five proposals, each described below. Each of the proposals are described in further detail in the definitive proxy statement filed by the Company on October 21, 2019. The voting results with respect to each proposal are as follows:
Proposal No. 1. The stockholders approved the a sale of substantially all of the assets of the Company to affiliates of Prologis, L.P., pursuant to the merger and asset transfer transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated August 20, 2019, among the Company, Prologis, L.P. and Rockies Acquisition LLC (the “Merger Agreement”), and the other transactions contemplated by the Merger Agreement (the “Asset Sale”):

For	Against	Abstain
94,124,742	2,038,959	4,932,337
Because Proposal No. 1 was not a “routine” matter, there were no broker non-votes occurring in connection with this proposal at the Annual Meeting.
Proposal No. 2. The stockholders approved the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust, as contemplated by the Plan of Conversion of Industrial Property Trust Inc. (the “Conversion”):

For	Against	Abstain
94,434,842	1,532,290	5,128,906
Because Proposal No. 2 was not a “routine” matter, there were no broker non-votes occurring in connection with this proposal at the Annual Meeting.
Proposal No. 3. The stockholders approved the election of each of the six directors to serve on the board of directors of the Company until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Director Nominee	For	Withheld
Evan H. Zucker	94,798,527	6,297,511
Dwight L. Merriman III	94,628,443	6,467,595
Marshall M. Burton	94,727,448	6,368,590
Charles B. Duke	94,598,151	6,497,887
Stanley A. Moore	94,644,744	6,451,294
John S. Hagestad	94,677,881	6,418,157
With respect to this proposal, the Company received 60,940,483 broker non-votes for each of the six director nominees. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.
Proposal No. 4. The stockholders approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2019:

For	Against	Abstain
156,337,672	1,075,157	4,623,692
The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

Proposal No. 5. Stockholder action on the proposal to permit adjournments of the Annual Meeting if there are not sufficient votes to achieve a quorum or to approve the Asset Sale or the Conversion was not required and no vote was taken on this matter.
Item 8.01. Other Events.
The Company has announced that the Asset Sale is currently expected to close on January 8, 2020, subject to the satisfaction or waiver of all closing conditions specified in the Merger Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 11, 2019	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer